     As filed with the Securities and Exchange Commission on April 11, 1997
                                                    Registration No. 333-19081
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                               AMENDMENT NO. 3 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------
                                GBC BANCORP, INC.
                 (Name of Small Business Issuer in Its charter)

                                      6712
                          (Primary Standard Industrial
                           Classification Code Number)




                                      318 Pike Street, Suite 475
        GEORGIA                      Lawrenceville, Georgia 30246             58-2265327
(State or jurisdiction of           (Address, and telephone number          (I.R.S. Employer
incorporation or organization)     of principal executive offices)        Identification Number)

                                 165 Nash Street
                          Lawrenceville, Georgia 30246
                                 (770) 995-0000
                   (Address of principal place of business or
                      intended principal place of business)
                                 --------------

                            Steven S. Dunlevie, Esq.
                      Womble Carlyle Sandridge & Rice, PLLC
                        1275 Peachtree Street, Suite 700
                           Atlanta, Georgia 30309-3574
                                 (404) 872-7000
                          (Name, address, and telephone
                          number of agent for service)
                                 --------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                                 --------------
If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Consistent with the pertinent provisions of the laws of Georgia, the Registrant's Articles of Incorporation provide that the Registrant shall have the power to indemnify its directors and officers against expenses (including attorneys' fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director or officer is proper because he or she met the applicable standard of conduct shall be made (a) by the Board of Directors of the Registrant, (b) in certain circumstances, by independent legal counsel in a written opinion, or (c) by the affirmative vote of a majority of the shares entitled to vote.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses of the sale of the Registrant's Common Stock, $1.00 par value, are as follows:

         Registration Fee.......................................$    3,636.00
         Legal Fees and Expenses (Estimate).....................    28,000.00
         Accounting Fees and Expenses (Estimate)................     3,000.00
         Printing and Engraving Expenses (Estimate).............     4,500.00
         Miscellaneous (Estimate)...............................       864.00
                                                                  -----------

             TOTAL         .....................................$   40,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         The sales to Messrs. Key, Hopkins, Birkhead, Ballard, Boles, Britt, Nash and Stanton were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of such Act because it was a transaction by an issuer which did not involve a public offering.

ITEM 27. EXHIBITS.

    Exhibit
    Number     Description
    ------     -----------
       3.1*    Articles of Incorporation, as amended

       3.2*    Bylaws

       4.1*    Instruments Defining Rights of Security Holders.
               (See Articles of Incorporation at Exhibit 3.1 hereto and Bylaws at Exhibit 3.2 hereto.)

       4.2*    Specimen Common Stock Certificate

       5.1     Legal Opinion of Womble Carlyle Sandridge & Rice, PLLC


    Exhibit
    Number     Description
    ------     -----------
      10.1*    Escrow Agreement between the Registrant and Columbus Bank and
               Trust Company.

      10.2*    Line of Credit Promissory Note in the amount of $500,000 having
               Registrant as Maker and Gwinnett Banking Company Joint Venture as
               Holder.

      10.3*    Provesa, Inc. Data Processing Agreement.

      21.1*    Subsidiaries of the Registrant.

      23.1*    Consent of Mauldin & Jenkins, LLC

      23.2     Consent of Womble Carlyle Sandridge & Rice, PLLC (appears in
               Legal Opinion at Exhibit 5.1 hereto).

      24.1* Power of Attorney (appeared on the signature page to the Registration Statement on Form SB-2).

      27  *    Financial Data Schedule

------------------------

* Previously filed in connection with the Registrant's initial filing on December 31, 1996, on March 6, 1997 and on April 2, 1997.

ITEM 28. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes as follows:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any additional or changed material
                  information on the plan of distribution.

                  (2) For determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.


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



                  (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Third Amendment to Registration Statement to be signed on its behalf by the undersigned, in the City of Lawrenceville, State of Georgia on April 10, 1997.

                                       GBC Bancorp, Inc.

                                       By: /s/ Larry D. Key
                                           ---------------------------
                                           Larry D. Key, President and
                                           Principal Executive Officer

                                Power of Attorney

         Know all men by these presents that each person whose signature appears below constitutes and appoints each of Larry D. Key and John T. Hopkins III his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such persons and in such persons' name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all interests and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue of the powers herein granted.

         Pursuant to the requirements of the Securities Act of 1933, this Third Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                            Position                        Date
----                                            --------                        ----

/s/ Larry D. Key                President and Chairman (Principal           April 10, 1997
----------------------------    Executive Officer)
Larry D. Key


/s/ John T. Hopkins III         Executive Vice President, Secretary and     April 10, 1997
---------------------------     Treasurer, (Principal Financial and
John T. Hopkins III             Accounting Officer)


/s/ James B. Ballard*           Director                                    April 10, 1997
----------------------------
James B. Ballard


/s/ Jerry M. Boles*             Director                                    April 10, 1997
----------------------------
Jerry M. Boles

Name                            Position                                     Date
----                            --------                                     ----

/s/ W. H. Britt*                Director                              April 10, 1997
-----------------------------
W. H. Britt



/s/ Norris J. Nash*             Director                              April 10, 1997
-----------------------------
Norris J. Nash


/s/ William S. Stanton*         Director                              April 10, 1997
----------------------------
William S. Stanton






*Signed by Larry D. Key  as attorney in fact.




                                      II-5